                                                                    Exhibit 99.1

                         RAGEN MACKENZIE INCORPORATED

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               SPECIAL MEETING OF SHAREHOLDERS ON JUNE 21, 1998


     The undersigned hereby appoint(s) Stanley G. Freimuth and V. Lawrence Bensussen and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of Ragen MacKenzie Incorporated (the "Company") held of record by the undersigned on May 27, 1998 at the Special Meeting of Shareholders of the Company to be held at the offices of the law firm of Perkins Core LLP, 1201 Third Avenue, 41st Floor Large Conference Room, Seattle, Washington, at 2:00 p.m. Pacific Daylight Time on Sunday, June 21, 1998, or any adjournment or postponement thereof, with authority to vote upon the matters listed on the other side of this proxy card and with discretionary authority as to any other matters that may properly come before the meeting.

               IMPORTANT--PLEASE DATE AND SIGN ON THE OTHER SIDE.

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SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN
THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.

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         The Board of Directors recommends a vote "FOR" the Proposals.
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
                                                             FOR               AGAINST            ABSTAIN
(1) PROPOSAL TO APPROVE THE REORGANIZATION OF RAGEN          [_]                 [_]                [_]
    MACKENZIE INCORPORATED (THE "COMPANY") AND ITS
    SUBSIDIARIES, INCLUDING APPROVAL OF THE
    AGREEMENT AND PLAN OF MERGER DATED AS OF MAY 29,
    1998, AS AMENDED, BY AND AMONG THE COMPANY, RAGEN
    MACKENZIE GROUP INCORPORATED, A WHOLLY OWNED
    SUBSIDIARY OF THE COMPANY ("HOLDING COMPANY") AND
    RMGI MERGER CORP., A WHOLLY OWNED SUBSIDIARY OF
    THE HOLDING COMPANY.

                                                             FOR               AGAINST            ABSTAIN
(2) PROPOSAL TO DIRECT RAGEN MACKENZIE INCORPORATED          [_]                 [_]                [_]
    TO ELECT KIRBY L. CRAMER, ARTHUR W. HARRIGAN,
    JR., PETER MADOFF AND GREGORY B. MAFFEI TO THE
    BOARD OF DIRECTORS OF HOLDING COMPANY
    IMMEDIATELY PRIOR TO THE REORGANIZATION.

               _________________________________________________

Signature(s)_________________________________________   Date ______________

Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.